AMENDMENT NO.2
TO THE
EMPLOYMENT AGREEMENT
THIS AMENDMENT NO.2 (“Amendment No.2”) is made and entered into this 6th day of November, 2017, between Infinity Property and Casualty Corporation, an Ohio corporation (the “Company”) and Samuel J. Simon (the “Executive”).
WHEREAS, the parties have previously entered into an Employment Agreement, dated September 11, 2014, (the “Original Agreement”); and
WHEREAS, the parties have previously entered into an Amendment No. 1 to the Employment Agreement, dated August 10, 2017 (“Amendment No.1” and together with the Original Agreement, the “Agreement”); and
WHEREAS, the parties desire to amend certain terms and conditions of the Agreement.

NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:

1.	Section 1.1 is hereby amended so that the Term of the Agreement shall expire on October 19, 2018.

2.	Section 2.1(a) is hereby amended so that, effective as of August 1, 2017, the Executive’s annual base salary shall be at least $475,000 for each twelve-month period of the Term.

3.	Section 2.1(b) is hereby amended so that, effective as of January 1, 2018, the Executive’s annual bonus target amount shall be equal to at least $475,000.

4.	Section 3.3(c) is hereby deleted in its entirety and replaced with the following:
lump-sum payment of (i) four hundred seventy-five thousand dollars ($475,000) pro-rated based on the actual number of days elapsed in the year in which the Executive’s termination takes place, plus (ii) nine hundred fifty thousand dollars ($950,000), with such payment to be made subject to federal, state and applicable withholding taxes and payments;

5.	The parties agree that, except as amended hereby, all of the other terms and conditions of the Agreement shall remain unchanged.
IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.

Infinity Property And Casualty Corporation: By: /s/ Glen N. Godwin Name: Glen N. Godwin Title: Chief Executive Officer	Executive: /s/ Samuel J. Simon Samuel J. Simon